Exhibit 21
SUBSIDIARIES OF WILLBROS GROUP, INC.

Company Name and Name Under Which it is Doing
Business (if applicable)	Jurisdiction of Incorporation or Organization
0795781 B.C. Ltd	Canada (British Columbia)
Construction & Turnaround Services, L.L.C.	Oklahoma, USA
Construction & Turnaround Services of California, Inc.	Oklahoma, USA
Global Process Services, Inc.	Texas, USA
Integrated Service Company LLC	Oklahoma, USA
Integrated Service Company of Oklahoma, Inc.	Oklahoma, USA
Musketeer Oil B.V.	Netherlands
P/L Equipment LP	Canada (Alberta)
PT Willbros Indonesia	Indonesia
The Oman Construction Company (TOCO) L.L.C.	Oman
Willbros Africa Limited	Cayman Islands
Willbros Al-Rushaid Limited	Saudi Arabia
Willbros Angola (Cayman) Limited	Cayman Islands
Willbros Canada Holdings ULC	Canada (British Columbia)
Willbros (Canada) GP I Limited	Canada (British Columbia)
Willbros (Canada) GP III Limited	Canada (British Columbia)
Willbros Construction Services (Canada) L.P.	Canada (Alberta)
Willbros Constructors (Cayman) Limited	Cayman Islands
Willbros Construction California (U.S.), Inc.	Delaware, USA
Willbros Construction (U.S.), LLC	Delaware, USA
Willbros Constructors, Inc.	Panama
Willbros Contracting Limited	Cyprus
Willbros Energy Services Company	Delaware, USA
Willbros Engineering & Construction Limited	Canada
Willbros Engineers (UAE) Limited	United Kingdom
Willbros Engineers (UAE) Limited — Abu Dhabi Branch	United Kingdom
Willbros Engineers (U.S.), LLC	Delaware, USA
Willbros Eurasia Limited	Cayman Islands
Willbros Far East, Inc.	Vanuatu
Willbros Far East Sdn. Bhd.	Malaysia
Willbros Financial Services Limited	Cayman Islands
Willbros Global Holdings, Inc.	Panama
Willbros Global Infrastructure Limited	Cayman Islands
Willbros Government Holdings (U.S.), LLC	Delaware, USA
Willbros Government Services (U.S.), LLC	Delaware, USA
Willbros Industrial de Mexico, S. de R.L. de C.V.	Mexico
Willbros International Dutch Antilles N.V.	Netherlands Antilles
Willbros International Dutch B.V.	The Netherlands
Willbros International Dutch II B.V.	The Netherlands
Willbros International Equipment (Mauritius) Limited	Mauritius
Willbros International Finance & Equipment Limited	Cayman Islands
Willbros International Holdings (Nigeria) Limited	Cayman Islands
Willbros International, Inc.	Panama
Willbros International Papua New Guinea Limited	Papua New Guinea
Willbros International Pty Limited	Australia
Willbros International Services (Nigeria) Limited	Cayman Islands
Willbros Kuwait Gas & Oil Field Services Co. (w.l.l.)	Kuwait
Willbros Middle East, Inc.	Panama
Willbros Middle East Limited	Cayman Islands
Willbros Midstream Services (U.S.), LLC	Delaware, USA
Willbros Midwest Pipeline Construction (Canada) L.P.	Alberta
Willbros (Overseas) Limited	United Kingdom
Willbros (Overseas) Limited — Libya Branch	United Kingdom
Willbros Pipeline Specialty Services, LLC	Delaware, USA
Willbros Project Services (U.S.), LLC	Delaware, USA
Willbros Refinery and Maintenance Services (U.S.), LLC	Delaware, USA
Willbros Suramerica, S.A.	Panama
Willbros Transandina S.A.	Bolivia
Willbros (U.K.) Limited	United Kingdom
Willbros United States Holdings, Inc.	Delaware, USA
Wink Engineering, LLC	Louisiana, USA